UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2021 (February 4, 2021)

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-36312

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	PW	NYSE (American)

7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25 per Share	PW.A	NYSE (American)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

On February 4, 2021 Power REIT (“Power REIT” or the “Trust”), announced that on February 3, 2021, through a wholly-owned subsidiary of the Trust, it closed on the acquisition of a 37,000 square foot property located in Riverside County, CA (the “Property”) and received an assignment of a lease (the “Lease”) with Fiore Management LLC d.b.a. Canndescent (the “Tenant”).

This Current Report on Form 8-K/A amends Item 9.01 of the original Form 8-K filed on February 4, 2021 to present the audited historical financial statements and the unaudited pro forma financial information required to be filed by Item 9.01 (a) and (b), for the Trust’s acquisition of the Canndescent Property.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited statement of revenue and certain operating expenses of the greenhouse cultivation facility located in Riverside County, California (“the Property”) for the year ended December 31, 2020, along with the accompanying notes to the statement of revenue and certain operating expenses for the year presented, are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated by reference herein.

(b) Unaudited Pro Forma Financial Information

This Current Report on Form 8-K/A includes the Trust’s unaudited pro forma consolidated balance sheet as of December 31, 2020, the Trust’s unaudited pro forma consolidated statement of operations for the year ended December 31, 2020, the notes to the unaudited pro forma consolidated financial statements for those periods, and the unaudited pro forma statement of taxable operating results and cash to be made available by operations for the year ended December 31, 2020. This unaudited consolidated financial information is filed as Exhibit 99.2 to this Current Report on Form 8-K/A and is incorporated herein by reference.

This unaudited pro forma financial information is not necessarily indicative of the expected financial position or results of the Trust’s operations for any future period. Differences could result from numerous factors, including future changes in the Trust’s portfolio of investments, changes in interest rates, changes in the Trust’s capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received from the Trust’s existing leases or leases the Trust may enter into during and after 2020, and for other reasons.

(d) Exhibits.

Exhibit	Description of Exhibit

99.1	Audited statement of revenue and certain operating expenses of the Property in Riverside County, California for the year ended December 31, 2020, and the notes to the statement of revenue and certain operating expenses for the periods presented.

99.2	Unaudited pro forma consolidated balance sheet as of December 31,2020, unaudited pro forma consolidated statement of operations for the year ended December 31, 2020, the notes to the unaudited pro forma consolidated financial statements for those periods, and the unaudited pro forma statement of taxable operating results and cash to be made available by operations for the year ended December 31, 2020.

Forward-Looking Statements

Some of the information in this press release contains forward-looking statements and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “target,” or similar expressions, are intended to identify such forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements include those discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2020, which was filed with the U.S. Securities and Exchange Commission (“SEC”), as well as in other reports that we file with the SEC.

Forward-looking statements are based on beliefs, assumptions and expectations as of the date of this press release. We disclaim any obligation to publicly release the results of any revisions to these forward-looking statements reflecting new estimates, events or circumstances after the date of this press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2021	POWER REIT

	By	/s/ David H. Lesser
David H. Lesser
Chairman of the Board and Chief Executive Officer